CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated November 21, 2012, relating to the financial statements and financial highlights which appear in the September 30, 2012 Annual Report to Shareholders of Virtus Opportunities Trust, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Disclosure of Fund Holdings”, “Independent Registered Public Accounting Firm”, and “Reports to Shareholders” in such Registration Statement.

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

December 18, 2012